EX99.D20

FORM OF SUB-SUB-ADVISORY AGREEMENT

By and Between

OPPENHEIMERFUNDS, INC. and

OFI INSTITUTIONAL ASSET MANAGEMENT, INC.

This SUB-SUB-ADVISORY AGREEMENT is made this 1st day of May, 2008, by and between OFI Institutional Asset Management, Inc., a New York corporation with its principal offices at Two World Financial Center, 225 Liberty Street, New York, New York (the “Sub-Sub-Adviser”) and OppenheimerFunds, Inc., a Colorado corporation with its principal offices at Two World Financial Center, 225 Liberty Street, New York, New York (the “Sub-Adviser”) (the “Agreement”).

WHEREAS, Sun Capital Adviser LLC, a Delaware limited liability company (the “Investment Adviser”), Sun Capital Advisers Trust, a Delaware statutory trust (the “Trust”), on behalf of its series, [SC Oppenheimer Large Cap Core Portfolio] (the “Portfolio”) have entered into an investment advisory agreement pursuant to which the Investment Adviser has delegated its portfolio management responsibilities to and appointed the Sub-Adviser to act as investment manager and sub-adviser to the Portfolio and the Sub-Adviser has accepted that appointment (the “Management Contract”);

WHEREAS, the Sub-Sub-Adviser was formed for the purpose of providing investment management services to institutional and retail funds and accounts and advising generally with respect to equity and fixed income securities and other instruments;

WHEREAS, both the Sub-Adviser and the Sub-Sub-Adviser are registered as investment advisers with the U.S. Securities and Exchange Commission under the Investment Advisers Act of 1940;

WHEREAS, the Sub-Adviser has selected the Sub-Sub-Adviser to act as a sub-adviser to it in connection with the provision of advisory services to the Portfolio and the Sub-Sub-Adviser is willing to act as such sub-adviser and to perform such services under the terms and conditions hereinafter set forth: and

NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the Sub-Adviser and the Sub-Sub-Adviser agree as follows:

1. (a) The Sub-Sub-Adviser shall, subject to the supervision of the Sub-Adviser, direct the investments of all or such portion of the Portfolio’s assets as the Sub-Adviser shall designate in accordance with the investment objective, policies and limitations as provided in the Portfolio’s Prospectus, Statement of Additional Information or other governing instruments, as amended from time to time, the Investment Company Act of 1940 and rules thereunder, as amended from time to time (the “1940 Act”), and such other limitations as the Investment Adviser or the Portfolio may impose by notice in writing to the Sub-Adviser or Sub-Sub-Adviser. The Sub-Sub-Adviser shall also furnish for the use of the Portfolio office space and all necessary office facilities, equipment and personnel for servicing the investments of the Portfolio; and shall pay the salaries and fees of all personnel of the Sub-Sub-Adviser performing services for the Portfolio relating to research, statistical and investment activities. The Sub-Sub-Adviser is authorized, in its discretion and without prior consultation with the Portfolio, the Investment Adviser or the Sub-Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Portfolio. The investment policies and all other actions of the Portfolio are and shall at all times be subject to the control and direction of the Trust’s Board of Trustees.

(b) The Sub-Sub-Adviser shall also furnish such reports, evaluations, information or analyses to the Trust and the Sub-Adviser as the Trust’s Board of Trustees, the Investment Adviser, or the Sub-Adviser may request from time to time or as the Sub-Sub-Adviser may deem to be desirable. The Sub-Sub-Adviser shall make recommendations to the Trust’s Board of Trustees or Investment Adviser with respect to Portfolio policies, and shall carry out such policies as are adopted by the Trustees. The Sub-Sub-Adviser shall, subject to review by the Board of Trustees or Investment Adviser, furnish such other services as the Sub-Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement and which are not otherwise furnished by the Sub-Adviser.

(c) The Sub-Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for the Portfolio’s account with brokers or dealers selected by the Sub-Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser or Sub-Sub-Adviser. The Sub-Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which are advantageous to the Portfolio and at commission rates which are reasonable in relation to the benefits received. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Sub-Sub-Adviser, Sub-Adviser or their affiliates exercise investment discretion. The Sub-Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Sub-Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Sub-Adviser and its affiliates have with respect to funds and accounts over which they exercise investment discretion.

The Sub-Sub-Adviser is prohibited from consulting with any other subadviser to any other series of the Trust concerning the Portfolio’s transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1(a) and (b) under the 1940 Act.

2. As compensation for the services to be furnished by the Sub-Sub-Adviser hereunder, the Sub-Adviser agrees to pay the Sub-Sub-Adviser a quarterly [sub-advisory fee equal to [    ] of the management fee] (including performance adjustments, if any) that the Investment Adviser is obligated to pay the Sub-Adviser under the Management Contract with the Investment Adviser, the Trust on behalf of the Portfolio, and the Sub-Adviser in respect of that portion of the Portfolio’s assets managed by the Sub-Sub-Adviser during such quarter. Such fee shall not be reduced to reflect expense reimbursements or fee waivers by the Sub-Adviser, if any, in effect from time to time.

3. It is understood that the Portfolio will pay all its expenses other than those expressly stated to be payable by the Sub-Sub-Adviser hereunder or by the Sub-Adviser under the Management Contract with the Trust on behalf of the Portfolio and the Investment Adviser.

4. The Services of the Sub-Sub-Adviser to the Sub-Adviser are not to be deemed to be exclusive, the Sub-Sub-Adviser being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Sub-Sub-Adviser’s ability to meet all of its obligations with respect to rendering investment advice and services hereunder. The Sub-Sub-Adviser shall for all purposes be an independent contractor and not an agent or employee of the Sub-Adviser, the Investment Adviser, the Trust or the Portfolio.

5. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Sub-Adviser, the Sub-Sub-Adviser shall not be subject to liability to the Sub-Adviser for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

6. (a) Subject to prior termination as provided in sub-paragraph (d) of this paragraph 6, this Agreement shall continue in force until December 31, 2009 and indefinitely thereafter, but only so long as the continuance after such period shall be specifically approved at least annually by vote of the Trust’s Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio.

(b) This Agreement may be modified by mutual consent subject to the provisions of Section 15 of the 1940 Act, as modified by or interpreted by any applicable order or orders of the U. S. Securities and Exchange Commission (the “Commission”) or any rules or regulations adopted by, or interpretive releases or no-action letters of, the Commission or its staff.

(c) In addition to the requirements of sub-paragraphs (a) and (b) of this paragraph 6, the terms of any continuance or modification of the Agreement must have been approved by the vote of a majority of those Trustees of the Trust who are not parties to such Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(d) Either the Sub-Adviser, the Sub-Sub-Adviser, the Investment Adviser or the Trust on behalf of the Portfolio may, at any time on sixty (60) days’ prior written notice to the other parties, terminate this Agreement, without payment of any penalty, by action of its Board of Trustees, or by vote of a majority of its outstanding voting securities. This Agreement shall terminate automatically upon the termination of the Management Contract between the Investment Adviser, the Trust on behalf of the Portfolio, and the Sub-Adviser. This Agreement shall terminate automatically in the event of its assignment.

7. The Sub-Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust or other organizational document of the Trust and agrees that any obligations of the Trust or the Portfolio arising in connection with this Agreement shall be limited in all cases to the Portfolio and its assets, and the Sub-Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Portfolio. Nor shall the Sub-Sub-Adviser seek satisfaction of any such obligation from the Trustees or any individual Trustee.

8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PROVISIONS THEREOF.

The terms “registered investment company,” “vote of a majority of the outstanding voting securities,” “assignment,” and “interested persons,” when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended, and subject to such orders or no-action letters as may be granted by the Commission or its staff.

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IN WITNESS WHEREOF the parties hereto have caused this instrument to be signed in their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date written above.

OPPENHEIMERFUNDS, INC.

By:
Name:
Title:

OFI INSTITUTIONAL ASSET MANAGEMENT, INC.

By:
Name:
Title:

Exhibit A to Sub-Sub-Advisory Agreement by and between OppenheimerFunds,

Inc. and OFI Institutional Asset Management, Inc.

(As of [DATE], 2008)

[NAMES OF FUNDS TO BE ADDED]

OPPENHEIMERFUNDS, INC.

By:
Name:
Title:

OFI INSTITUTIONAL ASSET MANAGEMENT, INC.

By:
Name:
Title: